CERTIFICATE OF OWNERSHIP AND MERGER

OF

ELITE TALENT CONSULTING CORP.

WITH AND INTO

CHINA TRANSPORTATION ACQUISITION CORP.

Under Section 253 of the Delaware General Corporation Law

China Transportation Acquisition Corp., a Delaware corporation (the “Surviving Corporation”), hereby certifies as follows:

FIRST:  The Board of Directors of the Surviving Corporation resolved to merge Elite Talent Consulting Corp., a Delaware corporation and its wholly owned subsidiary (the “Subsidiary Corporation”), with and into the Surviving Corporation, and a copy of such resolution adopted by the Board of Directors on July 27, 2011 is attached hereto as Exhibit A.

SECOND:  The Subsidiary Corporation was incorporated under the laws of the State of Delaware on June 3, 2011 under the name “Elite Talent Consulting Corp.”

THIRD:  The Surviving Corporation was incorporated under the laws of the State of Delaware on August 14, 2009 under the name “China Transportation Acquisition Corp.”

FOURTH:  Pursuant to Section 253(b) of the Delaware General Corporation Law, the Surviving Corporation shall change its name to “Elite Talent Consulting Corp.”

FIFTH:

  The designation and number of issued and outstanding shares of each class of the Subsidiary Corporation, all of which are owned by the Surviving Corporation are as follows:

DESIGNATION

NUMBER

Common Stock

10

Upon the effectiveness of the merger herein certified, each issued and outstanding share of the Subsidiary Corporation’s capital stock shall be surrendered and extinguished, and shall not be converted in any manner, nor shall any cash or other consideration be paid or delivered therefor, inasmuch as the Surviving Corporation is the owner of all outstanding capital stock of the Subsidiary Corporation.

Signed on September 2, 2011

CHINA TRANSPORTATION ACQUISITION CORP.

By: /s/ Xie Le Shan_______

Name:

Xie Le Shan

Title:

President

EXHIBIT A

UNANIMOUS WRITTEN CONSENT OF

THE BOARD OF DIRECTORS OF

CHINA TRANSPORTATION ACQUISITION CORP.

The undersigned, being the sole member of the Board of Directors of China Transportation Acquisition Corp., a Delaware corporation (the “Corporation”), does hereby consent, pursuant to Section 141 of the Delaware General Corporation Law (“DGCL”), to the adoption of the following resolutions:

WHEREAS, the Board of Directors has determined that it is advisable, desirable, and in the best interest of the Corporation to effectuate a merger (the “Merger”) pursuant to which its wholly owned subsidiary, Elite Talent Consulting Corp. (“Elite”) will be merged with and into the Corporation, with the Corporation continuing as the surviving corporation and the officer and directors of the Corporation replacing the sole officer and director of Elite; and

WHEREAS, the Board of Directors has determined it to be in the best interest of the Corporation to adopt the name of Elite as its own;

NOW THEREFORE IT BE:

RESOLVED, that the sole officer of the Corporation be, and he hereby is, authorized and directed to effect the Merger and, in accordance with Section 253(b) of the DGCL, to change the Corporation’s name to “Elite Talent Consulting Corp.”; and it is further

RESOLVED, that the form, terms, and provisions of the Certificate of Ownership and Merger (substantially in the form presented to this Board of Directors) and of the transactions contemplated thereby be, and they hereby are, in all respects approved; and that the sole officer of the Corporation be, and he hereby is, authorized and directed to execute and deliver, in the name and on behalf of the Corporation, said Certificate of Ownership and Merger, with such additions, deletions, and changes as the sole officer shall approve, with the execution thereof by the sole officer to be conclusive evidence of his approval of any such additions, deletions, and changes; and it is further

RESOLVED, that the sole officer of the Corporation be, and he hereby is, authorized to do any and all things reasonably necessary or customary in order to implement and consummate the Merger and the further transactions and actions contemplated thereby and by the foregoing resolutions; and it is further

RESOLVED, that the sole officer of the Corporation be, and he hereby is, authorized to execute and deliver any and all agreements, instruments, and documents, and to do any and all acts and things, and to pay such expenses and taxes as such officer may deem necessary or advisable to carry out fully the intents and accomplish the purposes of the foregoing resolutions.

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IN WITNESS WHEREOF, the undersigned, being the sole member of the Board of Directors of the Corporation, has set his hand hereunto as of the 27th day of July, 2011.

/s/ Xie Le Shan__________________________

Xie Le Shan

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